EXHIBIT 4.2
                                   -----------


              Form of Option Agreement under the PFF Bancorp, Inc.
                           2004 Equity Incentive Plan

                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN
                            STOCK OPTION CERTIFICATE
                            ------------------------



___________________________________________________________________________________________________________________________
NAME OF OPTIONEE                                                                                     SOCIAL SECURITY NUMBER

___________________________________________________________________________________________________________________________
                                                       STREET ADDRESS

___________________________________________________________________________________________________________________________
CITY                                                        STATE                                                  ZIP CODE

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the PFF Bancorp, Inc. 2004 Equity Incentive Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

================================== ================= ================= ================= ================== ================

          Option Grant                   (A)               (B)               (C)                (D)               (E)
================================== ================= ================= ================= ================== ================

                      Grant Date:
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

        Class of Optioned Shares*       Common            Common            Common            Common            Common
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

          No. of Optioned Shares*
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

        Exercise Price Per Share*
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

        Option Type (ISO or NQSO)
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

             VESTING
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

          Earliest Exercise Date*
---------------------------------- ----------------- ----------------- ----------------- ------------------ ----------------

          Option Expiration Date*
================================== ================= ================= ================= ================== ================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, PFF Bancorp, Inc. (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated October 29, 2004 for the PFF Bancorp, Inc. 2004 Equity Incentive Plan.

PFF BANCORP, INC.                           OPTIONEE


By
   ------------------------------------     ------------------------------------
     NAME:
     TITLE:


--------------------------------------------------------------------------------

INSTRUCTIONS: This page should be completed by or on behalf of the Employee Compensation and Benefits Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                  PFF BANCORP, INC. 2004 EQUITY INCENTIVE PLAN
                            STOCK OPTION CERTIFICATE
                            ------------------------

                          GENERAL TERMS AND CONDITIONS

         SECTION 1. OPTION SIZE AND TYPE. The number of shares of Common Stock, par value $0.01 per share ("Shares"), that have been optioned to you under the PFF Bancorp, Inc. 2004 Equity Incentive Plan (the "Plan") is specified in this Stock Option Certificate. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

         SECTION 2. EXERCISE PRICE. The Exercise Price for your stock options is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Certificate. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

         SECTION 3.  VESTING.

                  (a) EARLIEST EXERCISE DATE. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Certificate as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Certificate as Appendix A and by following the procedures outlined therein.

                  (b) FORFEITURES. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you.

                  (c) ACCELERATED VESTING. Your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death or Disability before your termination of service with the Company. Similarly, all of your outstanding stock options that have not previously vested will become fully and immediately vested if a Change of Control occurs before your termination of service with the Company; provided, that these unvested stock options shall accelerate vesting only if no substitute grant is made pursuant to section 8.3(b) of the Plan. In addition, any unvested stock options shall vest upon the date your employment terminates not for Cause if such termination of employment occurs within eighteen months of a Change of Control. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date. You may designate a beneficiary to inherit your rights to any vested, unexercised stock options that are outstanding to you at your death using the Beneficiary Designation attached as Appendix B.

         SECTION 4. OPTION EXPIRATION DATE. To derive any benefit from your stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Certificate. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company. Your stock options will expire on the earliest of (i) the Option Expiration Date, (ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), or Termination for Cause (as defined in the Plan); (iii) one year after your termination of service due to death or Disability; and (iv) the date and time of your Termination for Cause.

         NOTE: To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its affiliates for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

         SECTION 5. AMENDMENT. This Certificate may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Certificate between the Company and you.

         SECTION 6. PLAN PROVISIONS CONTROL. This Certificate and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Certificate have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Certificate, you acknowledge receipt of a copy of the Plan and a copy of the related Prospectus dated October 29, 2004.

                     APPENDIX A TO STOCK OPTION CERTIFICATE
                  PFF BANCORP, INC. 2004 EQUITY INCENTIVE PLAN

                       NOTICE OF EXERCISE OF STOCK OPTION

--------------------------------------------------------------------------------
USE THIS NOTICE TO INFORM PFF BANCORP, INC. THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF PFF BANCORP, INC. PURSUANT TO AN OPTION ("OPTION") GRANTED UNDER THE PFF BANCORP, INC. 2004 EQUITY INCENTIVE PLAN ("PLAN"). IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION CERTIFICATE ENTERED INTO BETWEEN PFF BANCORP, INC. AND THE OPTION RECIPIENT ("CERTIFICATE"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO:
PFF BANCORP, INC., 350 SOUTH GAREY AVENUE, POMONA, CA 91766, ATTENTION: EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE FOLLOWING THE DATE THIS NOTICE IS RECEIVED BY PFF BANCORP, INC. ("EFFECTIVE DATE"). EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE PLAN.

OPTION INFORMATION      IDENTIFY BELOW THE OPTION THAT YOU ARE EXERCISING BY
                        PROVIDING THE FOLLOWING INFORMATION FROM THE STOCK
                        OPTION CERTIFICATES.

         NAME OF OPTION RECIPIENT:  ____________________________________________

         OPTION GRANT DATE:         ________________, __________
                                     (MONTH AND DAY)   (YEAR)

                                    EXERCISE PRICE PER SHARE:    $_________.____

EXERCISE PRICE          COMPUTE THE EXERCISE PRICE BELOW AND SELECT A METHOD OF
                        PAYMENT.

         TOTAL EXERCISE PRICE ________________ x $__________.______ = $____________________
                              (No. of Shares)     (Exercise Price)     Total Exercise Price

         METHOD OF PAYMENT
               |_|    I enclose a certified check, money order, or bank draft payable to the order of
                      PFF Bancorp, Inc, in the amount of                                                    $____________________

               |_|    I enclose Shares I have owned for at least six months duly endorsed for transfer
                      to PFF Bancorp, Inc. with all stamps attached and having a fair market value of       $____________________

                      Total Exercise Price                                                                  $____________________

SUBJECT TO COMMITTEE APPROVAL AS AN ACCEPTABLE METHOD OF PAYMENT

ISSUANCE OF CERTIFICATES

I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

                           NAME AND ADDRESS                                          SOCIAL SECURITY NO.          NO. OF SHARES
------------------------------------------------------------------------------          -           -
------------------------------------------------------------------------------ --------- ----------- --------- ---------------------

------------------------------------------------------------------------------          -           -
------------------------------------------------------------------------------ --------- ----------- --------- ---------------------

WITHHOLDING ELECTIONS FOR EMPLOYEE OPTION RECIPIENTS WITH NON-QUALIFIED STOCK OPTIONS ONLY. BENEFICIARIES SHOULD NOT COMPLETE.

I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request PFF Bancorp, Inc. to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

              |_| With a certified or bank check that I will deliver to PFF Bancorp, Inc. on the day after the Effective Date of my Option exercise.

              |_| With the proceeds from a sale of Shares that would otherwise be distributed to me.

              |_| Retain shares that would otherwise be distributed to me and that have a value equal to the minimum amount required to be withheld by law.

I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

             I understand that I must rely on, and consult with, my own tax and legal counsel (and not PFF Bancorp, Inc.) regarding the application
S   H        of all laws -- particularly tax and securities laws -- to the
I   E        transactions to be effected pursuant to my Option and this Notice.
G   R        I understand that I will be responsible for paying any federal,
N   E        state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

             _______________________________________        ___________________
                       Signature                                   DATE


--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
Received  [CHECK ONE]:                     |_| By Hand                |_| By Mail Post Marked       ________________________________
                                                                                                                   DATE OF POST MARK

By   ___________________________________________________________________                            ________________________________
                           AUTHORIZED SIGNATURE                                                                      DATE OF RECEIPT

                     APPENDIX B TO STOCK OPTION CERTIFICATE
                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN

                          BENEFICIARY DESIGNATION FORM


--------------------------------------------------------------------------------

GENERAL
INFORMATION

             USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE VESTED STOCK OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR DEATH.

Name of
Award Recipient  _________________________    Social Security Number ___-__-____

BENEFICIARY     COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION     SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
                CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
                BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE
                INCREASED PROPORTIONATELY.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies) under the Plan, reserving the right to change or revoke this designation at any time prior to my death:


                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

               I understand that this Beneficiary Designation shall be
               effective only if properly completed and received by the
               Employee Compensation and Benefits Committee of PFF Bancorp, Inc.
               prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective
               Beneficiary designation revokes my prior designation(s) with
    S    H     respect to all outstanding stock options.
    I    E
    G    R
    N    E     _________________________________________     ___________________
                          YOUR SIGNATURE                             DATE

--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
This Beneficiary Designation was received by the Employee Compensation and                           Comments
Benefits Committee of PPF Bancorp, Inc. on the date indicated.



By
  ---------------------------------------   -----------------------------------
         AUTHORIZED SIGNATURE                             DATE